Exhibit 99.1

OptimizeRx Promotes Ed Berger to SVP of Marketing

ROCHESTER, Mich., January 18, 2017 -- OptimizeRx Corp. (OTCQB: OPRX), a health technology software company whose premier content-delivery platform enables pharmaceutical companies to offer doctors valuable brand messaging information and patient support right at point of prescribe, has promoted Ed Berger to the new position of SVP, Marketing. Berger will be responsible for leading the company’s marketing communications strategy.

Berger brings over 30 years of successful, in-depth pharmaceutical brand marketing experience working both on the client and agency services side of the business. He has been OptimizeRx’s VP of Sales, where he played a pivotal role in acquiring major business accounts, including AstraZeneca, Otsuka, Novartis, Shire, and J&J.

“Ed’s promotion reflects our announced growth initiative to build out our internal team to increase revenue and to further enhance our capability and expertise,” said William Febbo, OptimizeRx’s CEO. “His proven track record of consistently creating and implementing marketing initiatives and branding strategies will be instrumental as we diversify our portfolio from the number one provider of patient financial support services in the e-prescribing workflow to multiple services in and around the point of care.”

Berger commented: “Our executive team’s vision for OptimizeRx is exciting and I am looking forward to working with this dedicated and passionate team in communicating our proven ROI and outcomes data to the market while also assisting in developing the next generation of EHR marketing solutions.”

Febbo added: “We will continue to add the needed expertise and talent within our organization to reach our goals in the market. We believe the addition of the SVP marketing role along with the previously announced additional team members will drive growth with our existing solutions, as well as handle new products and services that we plan to launch in 2017.”

Prior to joining OptimizeRx, Berger served in senior marketing roles at Cadient Group Digital and OmnicoSolutions. In these roles, his primary duties were to introduce digital innovations and strategy for leading pharmaceutical brands.

Earlier in his career, Berger served in senior marketing roles at Stuart Pharmaceuticals, ICI Pharma and AstraZeneca Pharmaceuticals. He has hands-on marketing experience working in several therapeutic categories, including cardiovascular, CNS, oncology, pain, anesthesia, infection, and respiratory. He led the U.S. brand launches for Diprivan (propofol) and Merrem (merpoenem).

Berger also served as global marketing director of AstraZeneca’s Pain, Anesthesia, and Infection Therapy Area, where he was responsible for the therapy area strategy and new product development. One of his notable accomplishments while at AstraZeneca was leading the Marketing Excellence initiative, where he was responsible for the development of the marketing model that focused on brand insight, positioning, segmentation, and resource allocation.

About OptimizeRx Corp
Based in Rochester, MI, OptimizeRx Corporation (OTCQB:OPRX) is a health technology software company that is revolutionizing the point of care experience through technology to improve clinical decisions and outcomes. OptimizeRx’s unique platform helps patients better afford and comply with their medicines and healthcare products, while offering pharmaceutical and healthcare companies effective ways to expand awareness, access and adherence to their medications.

The company’s core product replaces drug samples with electronic trial vouchers and copay financial message savings that are electronically added to an e-Prescription and sent electronically to the pharmacy and is integrated within leading electronic health record (EHR) platforms in the country, including Allscripts, Quest Diagnostics, Practice Fusion, DrFirst, New Crop and other EHRs to reach over 300,000 healthcare providers. In turn, OptimizeRx promotes patient savings and support from the world’s largest pharmaceutical companies, including Pfizer, Lilly, Novartis, AstraZeneca and many others. For more information, please go to www.optimizerxcorp.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

Company Contact:

OptimizeRx

Doug Baker, CFO

dbaker@optimizerx.com

248-651-6568 x807

Investor Relations Contact:

CMA

Ron Both, Managing Partner

oprx@cma.team

949-432-7557